Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:
(1)Registration Statement (Form S-3 No. 333-289493) of Green Dot Corporation, and
(2)Registration Statements (Forms S-8 No. 333-241087, No. 333-273817, No. 333-281449, and No. 333-287695) pertaining to various equity award plans of Green Dot Corporation;
of our reports dated March 16, 2026, with respect to the consolidated financial statements of Green Dot Corporation, and the effectiveness of internal control over financial reporting of Green Dot Corporation, included in this Annual Report (Form 10-K) of Green Dot Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Los Angeles, California
March 16, 2026